Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-137166) of Magellan Midstream Partners, L.P.,

(2) Registration Statement (Form S-3 No. 333-129121) of Magellan Midstream Partners, L.P.,

(3) Registration Statement (Form S-8 No. 333-71670) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan, and

(4) Registration Statement (Form S-8 No. 333-147206) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan;

of our report dated February 27, 2008, with respect to the consolidated financial statements of Magellan Midstream Partners, L.P., our report dated February 27, 2008, with respect to internal control over financial reporting of Magellan Midstream Partners, L.P. and our report dated February 27, 2008 with respect to the consolidated balance sheets of Magellan GP, LLC, all of which are included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Tulsa, Oklahoma

February 27, 2008